UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Equity Incentive Plan
On April 16, 2024, the Board of Directors (the “Board”) of Arista Networks, Inc. (the “Company”), acting upon the recommendation of the Board’s Compensation Committee, adopted an amended and restated Arista Networks, Inc. 2014 Equity Incentive Plan (the “Restated Plan”), effective April 17, 2024 (the “Effective Date”), subject to approval of the Company’s stockholders at the Company’s 2024 Annual Meeting of Stockholders.
The Restated Plan provides for the grant of equity-based awards, including stock options, restricted stock units, restricted stock, stock appreciation rights, and performance awards. The share pool available under the prior version of the Company’s 2014 Equity Incentive Plan (the “Prior Plan”) was extinguished as of the Effective Date, and the Restated Plan provides for a new share pool not to exceed (i) 13,200,000 shares of the Company’s Common Stock (“Shares”), plus (ii) any Shares subject to awards under the Prior Plan that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, or that are forfeited to or repurchased by the Company, including net settlement of Shares subject to restricted stock units, with the maximum number of Shares to be added to the Restated Plan as a result of clause (ii) equal to 10,039,657 Shares. The Restated Plan’s terms are substantially similar to the Prior Plan’s terms, including with respect to treatment of equity awards in the event of a “change in control” as defined under the Restated Plan, but with certain modifications consistent with standards of good corporate governance, including the elimination of the automatic “evergreen” share reserve increase provided for under the Prior Plan.
The Restated Plan will be subject to approval of the Company’s stockholders at the Company’s 2024 Annual Meeting of Stockholders. If stockholder approval of the Restated Plan is not obtained at the 2024 Annual Meeting of Stockholders, then any award granted under the Restated Plan will be forfeited. In accordance with New York Stock Exchange Listing Rule 303A.08, no Shares underlying awards granted on or after the Effective Date shall be issued until stockholder approval is obtained.
The foregoing description of the Restated Plan is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
3.1	2014 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

April 23, 2024	/s/ CHANTELLE BREITHAUPT
Chantelle Breithaupt
Chief Financial Officer
(Senior Vice President)